SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[ ]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                        BUILDERS FIXED INCOME FUND, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                        BUILDERS FIXED INCOME FUND, INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           To be held on May 25, 2000


TO THE SHAREHOLDERS:

     Builders Fixed Income Fund, Inc. (the "Fund") is holding a special meeting of shareholders on Thursday, May 25, 2000 at 3:00 p.m. Central time. The place of the meeting is the Carpenters' District Council of Greater St. Louis, 1401 Hampton Avenue, St. Louis, MO 63139.

     The purpose of the meeting is as follows:

(1) To elect seven (7) directors, each of whom will serve until his successors are elected or qualified.

(2)  To approve a New Subadvisory  Agreement with Principal Capital  Management,
     LLC.

(3) To ratify the selection of Deloitte & Touche LLP as independent accountants for the Fund for the fiscal year ending December 31, 2000.

You may vote at the meeting if you are the record owner of shares of the Fund as of the close of business on _____________. If you attend the meeting, you may vote your share in person. If you expect to attend the meeting in person, please notify the Fund by calling (314) 822-1644. If you do not expect to attend the meeting, please fill in, sign and return the proxy card in the enclosed envelope.

Thank you for your cooperation and continued support.

                                        By order of the Board of Directors,


                                        John W. Stewart
                                        Chairman, President and Secretary

May __, 2000

                        BUILDERS FIXED INCOME FUND, INC.
                          2190 S. Mason Road, Suite 208
                               St. Louis, MO 63131
                                 (314) 822-1644


                                 PROXY STATEMENT
                              Dated May ____, 2000


                         SPECIAL MEETING OF SHAREHOLDERS
                           To be held on May 25, 2000

The Board of Directors ("Board") of Builders Fixed Income Fund, Inc. (the "Fund") is sending you this proxy statement and the enclosed proxy card on behalf of the Fund. The Board is soliciting your proxy to vote at the special meeting of shareholders of the Fund ("Meeting").

PROPOSALS

The following proposals will be presented at the Meeting:

(1) To elect 7 directors, each of whom will serve until his successors are elected or qualified.

(2)  To approve a New Subadvisory  Agreement with Principal Capital  Management,
     LLC.

(3) To ratify the selection of Deloitte & Touche LLP as independent accountants for the Fund for the fiscal year ending December 31, 2000.

WHO IS ELIGIBLE TO VOTE?

The Board is sending this proxy statement on or about May ____, 2000 to all shareholders entitled to vote. Shareholders who owned shares of the Fund at the close of business on March 1, 2000 ("Record Date") are entitled to vote. The number of shares of the Fund outstanding on the Record Date was ______. Each share of the Fund entitles you to one vote on each proposal set forth above, and each fractional share entitles you to a fractional vote.

HOW TO VOTE

VOTING BY PROXY

Whether you plan to attend the meeting or not, the Board urges you to complete, sign and date the enclosed proxy card and to return it promptly. Returning the proxy card will not affect your right to attend the meeting and vote.

The Board has named John W. Stewart and Stephen W. Talbott as proxies. If you properly complete your proxy card and send it to the Fund, your proxy will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares with respect to Proposals 1 through 3 as recommended by the Board.

If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time this proxy statement was printed, the Board knows of no matter that needs to be acted on at the meeting other than those discussed in this proxy statement. If you appoint a proxy, you may revoke it any time before it is exercised. You can do this by sending in another proxy with a later date or by notify the Fund's Secretary in writing before the meeting.

VOTING IN PERSON

If you do attend the meeting and wish to vote in person, you will be given a ballot when you arrive. If shares are held in the name of a pension plan, you must bring a letter from the plan authorizing you to vote the shares on the plan's behalf.

BOARD RECOMMENDATION

The Board recommends that shareholders vote FOR each of the proposals.

QUORUM AND REQUIRED VOTE

A quorum of shareholders is necessary to hold a valid meeting. The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the meeting constitutes a quorum.

The affirmative vote of a plurality of votes cast is necessary to elect the directors, meaning that the nominees receiving the most votes will be elected (Proposal 1). In an uncontested election of directors, the plurality requirement is not a factor. The affirmative vote of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940 ("Investment Company Act") is required to approve the Fund's new Subadvisory Agreement (Proposal 2). The affirmative vote of a majority of votes cast is required to ratify the Fund's independent accountants (Proposal 3). Abstentions will not count as votes cast and will have the effect of votes against Proposals 1 and 2, and will have no effect on Proposal 3.

INFORMATION ABOUT THE FUND

UPON YOUR REQUEST, THE FUND WILL FURNISH YOU WITH A FREE COPY OF ITS MOST RECENT ANNUAL REPORT AND THE MOST RECENT SEMI-ANNUAL REPORT. YOU SHOULD DIRECT YOUR REQUEST TO UNIFIED FUND SERVICES, AT 431 N. PENNSYLVANIA STREET, INDIANAPOLIS, IN 46204 OR BY CALLING (800) 862-7283, EXT. 7022.

                        PROPOSAL 1: ELECTION OF DIRECTORS

The Board has approved the nomination of Terry Nelson, John W. Stewart, Leonard Terbrock, Joseph A. Montanaro, Dan Mulligan, James Slebiska and Douglas J. McCarron, each to serve as director until his successor is elected and qualified.

The proxies will vote for the election of these nominees unless you withhold authority to vote for any or all of them in the proxy. Each of the nominees has indicated that he is willing to serve as a director. All of the nominees presently are directors of the Fund.

The following table sets forth information concerning the nominees:

Name, Address and                                               Principal Occupation
  Date of Birth               Director Since                     During Past 5 Years
  -------------               --------------                     -------------------
John W. Stewart*               October 1997      Chairman, President and Secretary of the Fund
2190 Mason Road, Ste. 208                        (Oct.   1997-Present);   President,   Capital
St. Louis, MO 63131                              Mortgage      Management,      Inc.     (July
(11/21/58)                                       1997-Present);              Controller/System
                                                 Administrator,  Carpenters'  District Council
                                                 of Greater St. Louis (August 1988-July 1997)

Terry Nelson*                  October 1997      Executive     Secretary    and     Treasurer,
1401 Hampton Avenue                              Carpenters'  District  Council of Greater St.
St. Louis, MO 63139                              Louis (Aug. 1993-present);  Managing Trustee,
(12/01/40)                                       Carpenters'  District  Council of Greater St.
                                                 Louis pension  fund,  health and welfare fund
                                                 and   vacation   fund  (Aug.   1993-present);
                                                 Business Representative, Carpenters' District
                                                 Council  of  Greater  St.  Louis   (1981-Aug.
                                                 1993);    Director,    United    Way    (Aug.
                                                 1993-present).

Dan Mulligan                   February 2000     United  Brotherhood of Carpenters and Joiners
215 East South 5th St.                           of America (Member 1975-Present); Director of
Red Bud, IL   62278                              Organizing,    Southern   Illinois   District
(12/03/49)                                       Council  ("SIDC")  (1987-Present);  3rd  Vice
                                                 President,    12th   Congressional   District
                                                 AFL-CIO (1995-Present);  Trustee, SIDC Health
                                                 and Welfare  Fund  (1998-Present);  Committee
                                                 Member,  3rd District  United  Brotherhood of
                                                 Carpenters  (1998-Present);  President,  SIDC
                                                 Local  1997,  (1985-present);  Trustee,  SIDC
                                                 Pension    Fund     (1993-1998);     Business
                                                 Representative, SIDC Local 1997 (1994-1998).

James D. Slebiska              July 1999         Director,  Fifth District  General  Executive
4281 NE 38th Street                              Board of the United Brotherhood of Carpenters
Des Moines, IA 50317                             (Oct. 1969-present).
(10/24/44)

Joseph A. Montanaro            October 1997      Executive   Director,   TWA  Pilots  Directed
3221 McKelvey                                    Account  Plan 401k (July 1993 - present)  and
Suite 105                                        Chairman of Investment Committee (Oct. 1991 -
Bridgeton, MO 63044                              July 1993); Co-Trustee,  TWA Flight Engineers
(12/14/38)                                       Trust Plan (1976 - Oct. 1991).

                                                 Retired   (1993-present);   Former  Executive
                                                 Secretary and Treasurer, Carpenters' District
Leonard Terbrock               October 1997      Council of Greater St. Louis  (1986-1993) and
5 Mary Rose                                      Assistant  Executive  Secretary and Treasurer
Hazelwood, MO 63042                              (1981-1986);   Director,  Catholic  Charities
(07/27/33)                                       (1992-present);  Director, St. Louis Regional
                                                 Commerce and Growth Association  (1990-1993);
                                                 Director,  Sold  on  St.  Louis  (1988-1993);
                                                 Committee Chairman, United Way (1970-1993).

Douglas J. McCarron            October 1997      General  President,   United  Brotherhood  of
101 Constitution Avenue, N.W.                    Carpenters   and  Joiners  of  America  (Nov.
Washington, D.C.  20001                          1995-present)   and   General   Second   Vice
(9/23/50)                                        President  (1992-1995);  President,  Southern
                                                 California     Conference    of    Carpenters
                                                 (1995-present)   and   Secretary    Treasurer
                                                 (1987-1995);   President  and  Chairman,  999
                                                 Office   Builder    Corporation;    Chairman,
                                                 Carpenters   Health  and  Welfare  Trust  for
                                                 Southern  California;   Chairman,  13  County
                                                 Carpenters  Vacation,   Savings  and  Holiday
                                                 plan;  Co-Chairman,  Carpenters'  Trusts  for
                                                 Southern California;  President and Chairman,
                                                 Inland Empire Hotel  Corporation,  President,
                                                 RPS   Resort   Corporation;   President   and
                                                 Chairman,   Santa  Nella  Hotel  Corporation;
                                                 President, THMI Motel Corporation;  Chairman,
                                                 Carpenters Southern California Administrative
                                                 Corporation;  Co-Chairman,  Carpenters  Joint
                                                 Apprenticeship  and Training  Committee  Fund
                                                 for Southern California; Chairman, Carpenters
                                                 Pension   Trust  for   Southern   California;
                                                 Chairman,   Carpenters  National  Health  and
                                                 Welfare Fund;  Chairman,  Carpenter  Canadian
                                                 Local  Unions and  Councils  Pension Fund and
                                                 the  General  Officers  and   Representatives
                                                 Pension  Fund;  Chairman,  UBC Pension  Fund,
                                                 General  Office  Employees  Retirement  Plan,
                                                 Retirees   Health   and   Welfare   Fund  and
                                                 Apprenticeship  and Training Fund;  Director,
                                                 Works Partnership.

* Messrs. Stewart and Nelson are deemed to be "interested persons" of the Fund as defined by the Investment Company Act of 1940, as amended ("Investment Company Act").

RESPONSIBILITIES OF THE BOARD

The Board is responsible for the general oversight of the Fund's business and ensuring that the Fund is managed in the best interests of its shareholders. The Board periodically reviews the Fund's investment performance and the quality of other services provided to the Fund by its services providers. At least annually, the Board reviews the fees paid by the Fund for these services and the overall level of the Fund's Operating Expenses

WHY ARE DIRECTORS BEING ELECTED?

Under the Investment Company Act, the Board may fill vacancies on the Board or appoint new directors only if, immediately thereafter, at least two-thirds of the directors have been elected by shareholders. Currently, only 5 of the Fund's 7 directors have been elected by shareholders. To provide the Board flexibility to fill vacancies created as directors retire or resign, the Board believes it is appropriate for shareholders to elect directors at this time.

BOARD COMMITTEES

The standing committees of the Fund are the Audit Committee, the Valuation Committee and the Code of Ethics Review Committee. The members of the Audit Committee are Messrs. Slebiska, Terbrock and Montanaro. The Audit Committee is responsible for evaluating the performance of the Fund's independent accountants, and reviewing financial statements contained in the Fund's reports to shareholders with the Fund's accountants and management. The Valuation
Committee consists of Messrs. Stewart, Nelson and Terbrock. The Valuation Committee is responsible for consulting with the Fund's subadviser and custodian to determine the value of any assets for which reliable market quotations are not available, or for which the pricing service does not provide a valuation, or provides a valuation that, in the judgment of the subadviser, does not represent fair market value. The members of the Code of Ethics Review Committee are Messrs. Stewart, Terbrock and Montanaro. If the President of the Fund determines that a reviewable transaction under the Fund's Code of Ethics may have occurred, the Code of Ethics Review Committee is responsible for investigating any suspected violation of the Code and imposing sanctions.

BOARD MEETINGS

The Board typically conducts in-person meetings four times each year to review the operations of the Fund. In addition, the Board may hold special meetings by telephone or in person to discuss specific matters that may require action prior to the next regular board meeting. During the year ended December 31, 1999, the Board held four meetings, the Audit Committee and Code of Ethics Committee each met once and the Valuation Committee did not meet. All of the current directors attended at least 75% of the Board and committee meetings, except Mr. Mulligan, who was not elected to the Board until February 2000, and Mr. McCarron.

DIRECTOR COMPENSATION

     The Fund compensates each independent Director by an annual fee of $2,000. Directors also are reimbursed for any expenses incurred in attending meetings. For its fiscal year ended December 31, 1999, the Fund paid the following compensation to its directors:

                                                        PENSION OR       ESTIMATED         TOTAL
                                                        RETIREMENT        ANNUAL     COMPENSATION FROM
                                     AGGREGATE           BENEFITS        BENEFITS      FUND AND FUND
                                 COMPENSATION FROM   ACCRUED AS PART       UPON       COMPLEX PAID TO
NAME OF PERSON AND POSITION            FUND          OF FUND EXPENSES   RETIREMENT       DIRECTORS
---------------------------            ----          ----------------   ----------       ---------
John W. Stewart, Chairman,
President and Secretary               $    0              $    0          $    0          $    0

Terry Nelson, Director                $    0              $    0          $    0          $    0

Dan  Mulligan, Director               $    0              $    0          $    0          $    0

James A. Slebiska                     $    0              $    0          $    0          $    0

Joseph A. Montanaro, Director         $2,000              $    0          $    0          $2,000

Leonard Terbrock, Director            $2,000              $    0          $    0          $2,000

Douglas J. McCarron, Director         $    0              $    0          $    0          $    0

          THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS,
             UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1.

               PROPOSAL 2: APPROVAL OF A NEW SUBADVISORY AGREEMENT

At a meeting held on April 24, 2000, the Board voted to recommend that you approve a proposal to adopt a new subadvisory agreement between Capital Mortgage Management, Inc. ("CMM"), the Fund's Manager, and Principal Capital Management, LLC ("Principal"). The Board is asking you to vote on this new agreement because CMM may enter into a new subadvisory agreement only with shareholder approval. Principal would replace the Fund's current subadviser, Commerce Bank, N.A. Commerce Bank has announced its intention to resign as the Fund's subadviser effective June 1, 2000. This was an amicable resignation and Commerce Bank has agreed that it will assist the Fund in every possible way to ensure an orderly transition to a successor subadviser. There are no material changes to the new subadvisory agreement and NO FEE INCREASE is proposed.

TERMS OF THE SUBADVISORY AGREEMENT

The Subadvisory Agreement with Commerce Bank was approved by the Board and the Fund's initial shareholders on September 24, 1997. The terms of the proposed Subadvisory Agreement with Principal are substantially the same. Under the terms of each subadvisory agreement, the subadviser agrees to provide investment advisory services to the Fund, with discretion to purchase and sell securities on behalf of the Fund in accordance with its investment objective, policies and restrictions. The subadviser is responsible for periodically determining the interest rates and discount points for ProLoans originated by mortgage lenders who participate in the ProLoan program, and for determining whether to grant extensions of interest rate protection to ProLoan borrowers. The subadviser also meets with the Fund's manager and the Board at least quarterly and provides them on a regular basis with economic and investment analyses and reports and makes available to them upon request any economic, statistical and investment services normally available to institutional or other customers of the subadviser. The subadviser is not liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the subadvisory agreement relate except a loss resulting from the willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under the agreement.

The new Subadvisory Agreement will automatically terminate if assigned and may be terminated without penalty at any time by the Manager, by a vote of a majority of the Board or by a vote of a majority of the outstanding voting securities of the Fund on no less than thirty (30) days' nor more than sixty
(60) days' written notice to the subadviser, or by the subadviser upon one hundred twenty (120) days' written notice to the Fund. The Subadvisory Agreement will continue in effect initially for two years and annually thereafter, provided that such continuance is specifically approved by a vote of the Board, including the affirmative votes of a majority of the Directors who are not parties to the Agreement or "interested persons" (as defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of considering such approval, or by the vote of shareholders.

NO EFFECT ON AGGREGATE FEES

Currently, the subadvisory fee paid to Commerce Bank is 0.25% of the first $50 million of the Fund's average daily net assets, 0.20% of the next $50 million, and 0.165% of the average daily net assets in excess of $100 million. Commerce Bank has agreed to waive its fees for the period ending December 31, 2000, to the extent such fees exceed 0.165%. For the fiscal year ended December 31, 1999, the Fund paid Commerce Bank $228,234 in subadvisory fees (after Commerce waived $55,610 in fees). The subadvisory fee is paid directly to the subadviser by the Fund at the direction of the Manager. Under the proposed new Subadvisory Agreement, Principal will receive an annual fee of 0.165% of the average daily net assets of the Fund. THERE WILL BE NO INCREASE IN SUBADVISORY FEES OR AGGREGATE FEES TO THE FUND AND ITS SHAREHOLDERS.

FACTORS THE BOARD CONSIDERED

The Board discussed the approval of the proposed Subadvisory Agreement at a meeting held in person on April 24, 2000. In evaluating the new arrangement, the Board reviewed materials furnished by Principal relevant to its decision. In addition, the Board formed a Subadvisory Search Committee consisting of Messrs. Stewart, Montanaro, Nelson and Slebiska to assist them. The Committee reviewed with the Board materials including information regarding Principal and its affiliates, personnel, operations, financial condition, investment philosophy, method of managing portfolios and long-term experience and investment results in the fixed income and mortgage markets. Upon careful review, the Board approved Principal as the new subadviser for the Fund for these reasons:

1. Principal has substantial investment experience in both the fixed income and mortgage areas, which combined expertise is difficult to find in an investment subadviser;
2. Principal has displayed discipline and thoroughness in pursuit of stated fixed income investment objectives;
3. Principal has consistently maintained above-average performance for its other fixed income accounts;
4. Principal has demonstrated a high level of service and responsibility to its clients;
5. Principal has agreed to contribute time and marketing assistance to attract potential new investors to the Fund;
6. Principal is independent from the Fund, the Board of Directors, and the Fund's manager, Capital Mortgage Management, Inc.;
7. Principal has agreed to act as subadviser to the Fund according to the terms of the current subadvisory agreement and fee schedule, with no increase in fees to the Fund; and
8. Principal is a company of the Principal Financial Group, a large, well-established and financially stable company.

After reviewing these factors, the Board concluded that it is in the best interests of the Fund and its shareholders to approve the new Subadvisory Agreement with Principal. The Board reached its conclusion after careful discuss and analysis. The Board believes that it has carefully and thoroughly examined the pertinent issues and alternatives. In recommending that you approve the proposed subadvisory agreement, the independent trustees have considered what they believe to be in the shareholders' best interests.

ABOUT THE NEW SUBADVISER

Principal Capital Management, LLC, a Delaware limited liability company affiliated with the Principal Financial Group, is located at 801 Grand Avenue, Des Moines, Iowa 50392. Principal affiliates manage more than $106 billion in assets worldwide, including approximately $30 billion in U.S. fixed income, primarily for pension and institutional clients.

Principal Life Insurance Company, an Iowa stock life insurance company, is the sole member of Principal Capital Management, LLC. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., an

Iowa corporation, which is a wholly-owned subsidiary of Principal Financial Group, Inc., an Iowa corporation. Principal Financial Group is wholly-owned by Principal Mutual Holding Company, an Iowa mutual insurance holding company. The address of these companies is 711 High Street, Des Moines, Iowa 50392.

INVESTMENT PHILOSOPHY

Three fundamental beliefs distinguish Principal's approach to fixed income asset management. First, income dominates the total return of bond portfolios in the long run. Second, market efficiency varies widely across fixed income market sectors. Third, specialized fundamental research and a focus on long-term economic trends are essential to superior results over time.

These beliefs lead us to focus our energies primarily on the less efficient market sectors, with a particular emphasis on investment-grade corporate, mortgage-backed and asset-backed securities. The investment process is research driven, combining "top-down" and "bottom-up" portfolio construction techniques. Economic research is an essential part of our process, but market timing and aggressive duration bets are not. Value is added primarily through individual security selection, sector allocation and broad portfolio diversification. Our investment style reflects a deep-rooted commitment to research, and a focus on long-term, risk-adjusted total returns. Our experienced staff of credit analysts and industry specialists provides in-depth coverage of over 500 corporate debt issuers. We also draw from sophisticated valuation tools for mortgage-backed and asset-backed securities. The process also incorporates the analysis of economic trends and credit market conditions in over 50 countries worldwide.

PRINCIPAL EXECUTIVE OFFICER AND DIRECTORS

Dennis P. Francis serves as Chief Executive Officer of Principal. The Directors of Principal are as follows:

NAME                                         TITLE
----                                         -----
David J. Drury                 Chairman, Principal Mutual Holding Company

J. Barry Griswell              President and Chief Executive Officer,
                               Principal Mutual Holding Company

Dennis P. Francis              Chief Executive Officer, Principal Capital
                               Management, LLC

Richard W. Hibbs               Executive Vice President, Principal Capital
                               Management, LLC

Craig R. Barnes                Executive Vice President, Principal Capital
                               Management, LLC

David Fallow                   Executive Vice President, Principal Capital
                               Management, LLC

Gregory C. Hauser              Executive Vice President, Principal Capital
                               Management, LLC

Richard W. Waugh               Vice President, Principal Capital Management, LLC

Timothy M. Howald              Chief Operating Officer, Principal Capital
                               Management, LLC

William C. Scales              Chief Technology Officer, Principal Capital
                               Management, LLC

PORTFOLIO MANAGERS

Martin J. Schafer and William C. Armstrong of Principal will serve as portfolio managers of the Fund.

Mr. Schafer has 23 years experience with an emphasis on mortgage-backed securities. His experience includes over 16 years as a portfolio manager of mutual funds and institutional portfolios, as well as direct experience in residential mortgage origination and secondary marketing. Mr. Schafer joined Principal in 1977.

Mr. Armstrong has 15 years experience in the securities industry with an emphasis on corporate debt and asset-backed securities. He joined the Principal as a securities analyst in 1992, and has managed institutional portfolios since 1997. Prior to joining Principal, Mr. Armstrong spent seven years as a bank examiner with the Federal Deposit Insurance Corporation.

COMPARISON OF SUBADVISORY FEES

Principal serves as investment subadviser to several fixed income mutual funds in the Principal family of proprietary mutual funds and insurance separate accounts. The size and management fees for each Principal fixed income portfolio are set forth below.

                                             FUND SIZE AS OF
                                                 3/31/00        FEES BASED ON NET ASSET VALUE OF FUND
FUND NAME                                     (IN MILLIONS)                (IN MILLIONS)
---------                                     -------------     -------------------------------------
Principal Bond Fund, Inc.(1)                     $176.74          .50%   .45%   .40%   .35%   .30%

Principal Government Securities
Income Fund, Inc.(2)                             $261.46          .50%   .45%   .40%   .35%   .30%

Principal High Yield Fund, Inc.(1)               $ 35.09          .60%   .55%   .50%   .45%   .40%

Principal Limited Term Bond Fund, Inc.(2,4)      $ 30.00          .50%   .45%   .40%   .35%   .30%

Principal Tax-Exempt Bond Fund, Inc.(1)          $184.04          .50%   .45%   .40%   .35%   .30%

Principal Cash Management Fund, Inc.(1)          $377.39          .50%   .45%   .40%   .35%   .30%

Principal Special Markets Fund, Inc.
- Mortgage-Backed Securities Portfolio(3)        $  5.09                Entire portfolio .45%

Principal Variable Contracts Fund, Inc.
- Bond Account(1)                                $113.55          .50%   .45%   .40%   .35%   .30%
- Government Securities Account(2)               $121.68          .50%   .45%   .40%   .35%   .30%
- Money Market Account(1)                        $110.60          .50%   .45%   .40%   .35%   .30%
- High Yield Account(1)                          $ 13.14          .60%   .55%   .50%   .45%   .40%

----------
(1) Fees for these Funds indicate fees paid by each portfolio to the Fund's manager, Principal Management Corporation ("PMC"). PMC in turn pays Principal for the use of its investment personnel.

(2) Fees for these Funds indicate fees paid by each portfolio to the Fund's manager, PMC, which in turn pays Invista Capital Management, LLC, an affiliate of Principal, for its subadvisory services.

(3) Fees for this Fund indicate fees paid by this portfolio to the Fund's manager, PMC, which passes this entire fee through to Invista Capital Management, LLC, an affiliate of Principal.

(4) PMC voluntarily waived a portion of its fee for the Limited Term Bond Fund from the date operations commenced and intends to continue such waiver and, if necessary, pay expenses normally payable by the Limited Term Bond Fund through the period ending October 31, 2000 in an amount that will maintain a total level of operating expenses which, as a percent of average net assets attributable to a class on an annualized basis, will not exceed 1.00% for the Class A shares, 1.35% for the Class B shares, 1.35% for the Class C shares and 1.60% for the Class R shares.

EFFECTIVE DATE

If approved, the new subadvisory agreement will become effective on June 1, 2000 or as soon thereafter as possible.

          THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS,
             UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2.

                PROPOSAL 3: RATIFICATION OF DELOITTE & TOUCHE LLP

The Board has selected Deloitte & Touche LLP as the independent accountants for the Fund for its fiscal year ending December 31, 2000. As the Fund's independent accountants, Deloitte & Touche will examine and verify the accounts and securities of the Fund and report on them to the Board and to the Fund's shareholders. The Board's selection will be submitted for your ratification at the Meeting.

Deloitte & Touche was selected primarily on the basis of its expertise as auditors of investment companies, its independence from the Fund and its affiliates, the quality of its audit services, and the competitiveness of the fees charged for these services.

The Board expects that a representative of Deloitte & Touche will be present at the meeting. The representative will have an opportunity to make a statement should he desire to do so and will be available to respond to shareholders' questions.

          THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS,
             UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3.

GENERAL INFORMATION

EXECUTIVE OFFICERS OF THE FUND

John W. Stewart has served as Chairman, President and Secretary of the Fund since October 1997. Stephen W. Talbott, CPA, has served as Treasurer of the Fund since October 1999. Mr. Talbott also has served as Treasurer of Capital Mortgage Management, Inc. from June 1998 to the present. Prior to that, Mr. Talbott served as Senior Accountant for Tyson Foods, Inc. from July 1997 to May 1998 and as Staff Accountant for Hudson Foods, Inc. from September 1994 to June 1997.

PRINCIPAL SECURITY HOLDERS

As of the Record Date, the pension fund of the Carpenters' District Council of Greater St. Louis, 1401 Hampton Avenue, St. Louis, MO 63139, owned ______% of the Fund's shares and the Carpenters Pension Fund of Illinois, P.O. Box 791, 28
N. First Street, Geneva IL 60134, owned ___% of the Fund's shares.

MANAGER, ADMINISTRATOR AND DISTRIBUTOR OF THE FUND

Capital Mortgage Management, Inc., 2109 S. Mason Road, Suite 208, St. Louis, MO 63131 has served as Manager of the Fund since its inception in October 1997. The Manager also serves as distribution coordinator for the Fund.

Investment Company Administration LLC, 2020 E. Financial Way, Suite 100, Glendora CA 91741, provides administration services to the Fund.

First Fund Distributors, Inc., 4455 E. Camelback Road, Suite 261-E, Phoenix, AZ 85018, serves as principal underwriter of the Fund.

PROXY EXPENSES

The Fund has not hired a proxy solicitor. The Fund will bear the costs of this proxy statement and proxy solicitation directly.

SHAREHOLDER PROPOSALS

As a general matter, the Fund does not hold annual meetings. If you would like to submit a proposal for consideration at a shareholders' meeting, you should send the proposal to the Fund at the address above. To be considered for presentation at a meeting, the Fund must receive proposals a reasonable time before proxy materials are prepared relating to that meeting. Your proposal also must comply with applicable law.

                                  OTHER MATTERS

The Board does not know of any other matters to be presented at the meeting other than those set forth in this proxy statement. If any other business should come before the Meeting, the persons named in the accompanying proxy will vote thereon in their best judgment.

                                  FORM OF PROXY

[Shareholder Name]
[Title (if applicable)]
[Address]
[Address]
[Fund Name]
[Shares Held]

                        BUILDERS FIXED INCOME FUND, INC.
                         SPECIAL MEETING OF SHAREHOLDERS

May __, 2000


SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
BUILDERS FIXED INCOME FUND, INC.


     The undersigned hereby appoints John W. Stewart and Stephen W. Talbott, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, for the Special Meeting of Shareholders of the Builders Fixed Income Fund (the "Fund"), a series of Builders Fixed Income Fund, Inc., to be held on May__, 2000, at the Carpenters' District Council of Greater St. Louis, 1401 Hampton Avenue, St. Louis, MO 63139, and at any and all adjournments thereof (the "Meeting"), to vote, as designated below, all shares of the Fund, held by the undersigned at the close of business on May__, 2000. Capitalized terms used without definition have the meanings given to them in the accompanying Proxy Statement.

     A signed proxy will be voted in favor of the Proposals listed below unless you have specified otherwise. Please sign, date and return this proxy promptly. You may vote only if you held shares in the Fund at the close of business on May __, 2000. Your signature authorizes the proxies to vote in their discretion on such other business as may properly come before the Meeting including, without limitation, all matters incident to the conduct of the Meeting.

                   PLEASE VOTE BY FILLING IN THE BOXES BELOW.

     PROPOSAL 1: To elect 7 directors, each of whom will serve until his successors are elected or qualified.


                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

     PROPOSAL 2: To approve a New Subadvisory Agreement with Principal Capital Management, a Company of the Principal Financial Group.


                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]


     PROPOSAL 3: To ratify the selection of Deloitte & Touche LLP as independent accountants for the Fund for the fiscal year ending December 31, 2000.


                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

Dated:_________________________________________________________________, 2000
         [Shareholder Name]


Dated:_________________________________________________________________, 2000
         [Signature(s) (if held jointly)]

         Please sign exactly as the name or names appear on your shareholder account statement. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give your full title. If shares are held jointly, each shareholder should sign.